EXHIBIT 10.1

                                   AGREEMENT

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EXHIBIT 10.1

                                   AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of the 5 day of November, 2004, between CHINA NETTV HOLDINGS INC., a Nevada corporation ("ChinaNet"), and Honglu Shareholders (as defined in Recital D).

     WHEREAS:

A. Pursuant to an Acquisition Agreement dated July 4, 2003 (the "Acquisition Agreement") and an Amend Agreement dated April 12, 2004 (the "Amendment Agreement", the Acquisition Agreement and the Amendment together are called the "Acquisition Agreements"), ChinaNet issued, to Honglu Shareholders, 97,700,000 shares on July 4, 2003, and 40,000,000 on April 12, 2004
     (together the "Exchange Shares") in exchange for all the issued and outstanding shares of Honglu Shareholders (the "Honglu Shares") in the capital of Honglu Investment Holdings Inc. ("Honglu") (the share exchange transaction is called hereafter the "Acquisition").

B. By a letter dated August 10, 2004 (the "Rejection Letter"), the Depart of Commerce of Tibet, China, which has the power and authority to approve or not to approve the Acquisition, advised its decision not to approve the Acquisition. As a result of and subsequent to the Rejection Letter, Honglu Shareholders requested the termination of the Acquisition Agreement and tendered the Exchange Shares for cancellation.

C. Honglu Shareholders hereunder are all the shareholders of Honglu as at the date of this Agreement, holding all the issued and outstanding shares of Honglu as at the date of this Agreement.

D. The parties agree to enter into this Agreement to confirm the cancellation of the Exchange Shares, the return of Honglu Shares, and termination of the Acquisition Agreements.


     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree to be legally bound as follows:

1. The parties acknowledge and agree that the Acquisition as it was structured in the Acquisition Agreements was and will not be approved by the regulatory authorities in China. The parties confirm and agree that the Acquisition is hereby cancelled and terminated, and the Acquisition Agreements are terminated. As a result of the termination, the Exchange Shares are surrendered by Honglu Shareholders to ChinaNet and cancelled, Honglu Shares are hereby surrendered and


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returned by ChinaNet to Honglu  Shareholders,  and ChinaNet shall hereafter have no right to and interest in Honglu Shares. The parties further confirm and agree that the finder's fees of 6,839,000 and 2,800,000 shares issued by ChinaNet in relation to the Acquisition are also cancelled. The parties further agree that all options issued to and all material contracts entered into with Honglu Shareholders and officers (together "Related Transactions") as a result of, or arising from, the Acquisition Agreements are cancelled and terminated. As a result , the total number of issued and outstanding shares of ChinaNet shall be 57,036,000 as at the date of this Agreement, and Honglu Shareholders shall hold all the shares in the capital of Honglu.

2. Each of ChinaNet and Honglu Shareholders shall do such further things, sign further documents, and cause such corporate action to be taken to effect or approve the cancellation of the Acquisition and the Exchange Shares, the termination of the Acquisition Agreements and Related Transactions, and the return of Honglu Shares. Each of ChinaNet and Honglu Shareholders shall be responsible for their respect legal expenses in respect of the cancellation and the termination. Honglu Shareholders further agree that they shall do such things, or cause such things to be done, so that the transactions contemplated under the Acquisition Agreements can be restructured and completed to meet the Chinese regulatory requirement, and the intent of the parties in the Acquisition Agreements.

3. Honglu Shareholders hereby fully, forever, irrevocably and unconditionally release, remise and discharge ChinaNet and its subsidiaries and their respective directors, officers, employees, agents, acting in such capacity, and their respective successors and assigns (collectively, the "ChinaNet Releasees") of and from any and all claims, counterclaims, charges, complaints, demands, actions, causes of action, suits, remedies, rights, sums of money, costs, losses, covenants, contracts, controversies, agreements, promises, omissions, damages, executions, obligations, liabilities, and expenses (including reasonable attorneys' fees and costs, expert witness fees and costs, consultants' fees and costs), of every kind and nature whatsoever, whether direct or indirect, known or unknown, either at law, in equity, or mixed, whether statutory, common, federal, state, local or otherwise under the laws of any jurisdiction (collectively, the "Claims"), which Honglu Shareholders ever had, now have or can, shall, or may have in the future against ChinaNet or any other ChinaNet Releasee by reason of, on account of, or arising out of any fact, incident, claim, injury, event, circumstance, matter or thing which has happened, developed or occurred, of any kind or nature whatsoever, in connection with the Acquisition, and any matters arising from the subject matters of this Agreement.

4. ChinaNet, and anyone else claiming by, through or under ChinaNet, hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Honglu Shareholders, and their respective assigns or transferees (together "Honglu Releasees") of and from any and all Claims which ChinaNet ever had, now has, or can, shall, or may have in the future against Honglu Shareholders or any Honglu Releasees by reason of, on account of, or arising out of any fact, incident, claim, injury, event, circumstance, matter or thing which has happened, developed or occurred, of any kind or nature whatsoever, in connection with the Acquisition or any subject matters of this Agreement.


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5. It is  understood  and agreed by the parties  hereto that this  Agreement  is being executed in connection with the Acquisition, and the cancellation thereof, and that neither this Agreement nor the releases contained herein constitute an acknowledgement or admission of liability in any way on the part of either party hereto or its successors, assigns, directors, stockholders, officers, employees, agents, attorneys, representatives, affiliates and subsidiaries, all of whom expressly deny any liability for any and all claims of whatsoever nature.

6. The parties agree not to institute any charge, complaint or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution.

7. This Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Nevada, without regard to choice of law principles thereof.

8. Should any provision of this Agreement be declared, or be determined by any court or administrative agency to be illegal or invalid, the legality or validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

9. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, except for this Agreement as this Agreement is entered into in furtherance of this Agreement. This Agreement may not be changed orally or otherwise, but only by agreement in writing of concurrent or subsequent date, signed by a duly authorized representative of the parties hereof.

10. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a singe instrument.



     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                    CHINA NETTV HOLDINGS INC.

                                    By: /s/ _______________________________
                                    Name:  _____________
                                    Title:    _____________


                                    HONGLU SHAREHOLDERS

                                    /s/ Wang Zhi
                                    ----------------------------------------
                                    Name: Wang Zhi


                                    /s/ Ma Xiaojun
                                    ---------------------------------------
                                    Name: Ma Xiaojun


                                    /s/ Bao Li
                                    ---------------------------------------
                                    Name: Bao Li



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